UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2019

LEO HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-38393	98-1399727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Grosvenor Place London	SW1X 7HF
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 20 7201 2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	LHC.U	New York Stock Exchange
Class A ordinary shares included as part of the units	LHC	New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	LHC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 below is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

On April 7, 2019, Leo Holdings Corp., a Cayman Islands exempted company (“Leo”), entered into a Transaction Agreement (as amended on June 27, 2019, the “Transaction Agreement”), by and among Queso Holdings Inc., a Delaware corporation (“Queso”), AP VIII CEC Holdings, L.P., a Delaware limited partnership (the “Seller”) and solely for purposes of Section 7.14(f) and 10.2(i) of the Transaction Agreement, Leo Investors Limited Partnership, a Cayman limited partnership (“Sponsor”), pursuant to which Queso would merge with and into Leo, with Leo surviving the merger (the “Business Combination”). On July 29, 2019, the parties jointly determined to terminate the Transaction Agreement. The Transaction Agreement provided that Queso’s and the Seller’s obligation to consummate the Business Combination was conditioned on, among other things, that after giving effect to (i) the redemptions of Leo’s Class A ordinary shares in connection with the Business Combination, and (ii) the proposed private placement of shares of Leo’s common stock in connection with the Business Combination, Leo must have had net available cash equal to no less than $250,000,000. The number of redemption requests received by Leo as of the redemption deadline of close of business on July 26, 2019 would have resulted in such net available cash proceeds being less than $250,000,000.

As a result of the termination of the Transaction Agreement, effective as of July 29, 2019, the Transaction Agreement will be of no further force and effect, and each of the following agreements entered into in connection with the Transaction Agreement will automatically either be terminated in accordance with their terms or be of no further force and effect: (1) the subscription agreements entered into by Leo with certain investors, pursuant to which, among other things, such investors committed to subscribe for shares of Leo’s common stock for an aggregate amount of $114.2 million; and (2) the Sponsor Shares Surrender Agreement, dated as of April 7, 2019 between Leo and Sponsor. In addition, any Class A ordinary shares of Leo tendered for redemption by shareholders in connection with the Meeting will be returned to such tendering holders and such redemptions will be cancelled.

Item 8.01 Other Events.

On July 29, 2019, Leo and Queso issued a press release announcing that the parties had terminated the Transaction Agreement and that Leo had cancelled the extraordinary general meeting of Leo’s shareholders, scheduled to be held on July 30, 2019 (the “Meeting”). The Meeting was scheduled to consider and vote upon the matters contemplated by the Transaction Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Forward Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding Leo’s industry, future events, and other statements that are not historical facts. These statements are based on the current expectations of Leo’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties regarding Leo’s business and actual results may differ materially. These risks and uncertainties include, but are not limited to, changes in the business environment in which Leo operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Leo operates; changes in taxes, governmental laws, and regulations; the loss of one or more members of Leo’s management teams; uncertainty as to the long-term value of Leo’s ordinary shares; those discussed in Leo’s Annual Report on Form 10-K for the year ended December 31, 2018 under the heading “Risk Factors”, as updated from time to time by Leo’s Quarterly Reports on Form 10-Q, Leo’s Annual Report on Form 10-K and other documents of Leo on file with the United States Securities and Exchange Commission (the “SEC”) or in the proxy statement filed with the SEC by Leo. There may be additional risks that Leo presently does not know or that Leo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Leo’s expectations, plans or forecasts of future events and views as of the date of this communication. Leo anticipates that subsequent events and developments will cause Leo’s assessments to change. However, while Leo may elect to update these forward-looking statements at some point in the future, Leo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Leo’s assessments as of any date subsequent to the date of this communication.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated July 29, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2019	LEO HOLDINGS CORP.

	By:	/s/ Simon Brown
Name: Simon Brown
Title: Secretary